UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
___________________________________________________________________

Date of Report (Date of earliest event reported): December 29, 2006

FARRIER RESOURCES CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-134715	98-0462664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601-8623 Granville St. Vancouver, BC, Canada	V6P 582
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (778) 235-6658

Farrier Resources Corp. 305-3495 Cambie Street Vancouver, Alberta, V5Z 4R3, Canada
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

FARRIER RESOURCES CORP.

Item 1.01.  Entry into a Material Definitive Agreement

The Merger

On December 29, 2006, Farrier Resources Corp. (“Parent” or the “Company”) entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with Nuance Resources Corp., a privately held Nevada corporation (“Nuance”), and Farrier Acquisition, Inc. (“Acquisition Sub”), a newly formed wholly-owned Nevada subsidiary of Farrier Resources Corp. In connection with the closing of this merger transaction (the “Merger”), Acquisition Sub merged with and into Nuance, and Nuance became a wholly-owned subsidiary of Farrier Resources Corp. named “Nuance Resources Corp.”

In addition, pursuant to the terms and conditions of the Merger Agreement:

•	Each share of Nuance common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive one share of Farrier Resources Corp. common stock.

•
21,354,000 shares of Farrier Resources Corp. common stock remained outstanding and 23,000,000 shares of Nuance’s outstanding common stock were redeemed in connection with the Merger so that following the closing of the Merger, there were 44,354,000 shares of Farrier Resources Corp. common stock issued and outstanding.

•	Farrier Resources Corp.’s board of directors was reconstituted to consist of James D. Bunney, who prior to the Merger was the director of Nuance.

•
Each of Farrier Resources Corp. and Nuance provided customary representations and warranties and closing conditions, including approval of the Merger by a majority of the voting power of Nuance’s stockholders.

As of the date of the Merger Agreement and currently, there are no material relationships between Farrier Resources Corp. or any of its affiliates and Nuance, other than in respect of the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” or similar terms, refer to Farrier Resources Corp., including its predecessors and its subsidiaries, except where the context makes clear that the reference is only to Nuance Resources Corp. Information about the Company and the principal terms of the Merger are set forth below.

Merger

The Merger. On December 29, 2006, in accordance with the Merger Agreement, Nuance became a wholly-owned subsidiary of Farrier Resources Corp. through a merger with Acquisition Sub, and the stockholders of Nuance received the right to receive one share of our common stock for each issued and outstanding share of Nuance’s common stock. As a result, at closing, in exchange for 100% of the outstanding capital stock of Nuance, the former stockholders of Nuance had the right to receive

23,000,000 shares of our common stock, which represents approximately 51.86% of our outstanding common stock following the Merger.

At the time of the Merger, neither Farrier Resources Corp. nor Nuance had any options to purchase shares of capital stock outstanding immediately prior to the closing of the Merger.

As described above, there were 21,354,000 shares of our common stock outstanding before giving effect to the stock issuances in the Merger. These 21,354,000 shares constitute Farrier Resources Corp.’s “public float” prior to the Merger and will continue to represent the only shares of our common stock that are eligible for resale under Rule 144.

The shares of our common stock issued to former holders of Nuance’s capital stock in connection with the Merger were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the same. In addition, all shares of common stock held by the founders of Nuance (together with the shares held by certain of their respective affiliates) are generally subject to lock-up provisions that provide restrictions on the future sale of common stock by the holders for a period of nine (9) months following the closing of the Private Placement.

Prior to the Merger, there were no material relationships between Farrier Resources Corp. or Nuance, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors.

Changes Resulting from the Merger. We intend to carry on Nuance’s business as our sole line of business. We have relocated our principal executive offices to 601-8623 Granville St., Vancouver, BC, V6P 582, Canada, and our telephone number is (778) 235-6658.

Pre-Merger stockholders of Nuance will be required to exchange their existing Nuance stock certificates for our certificates. We cannot be certain that we will receive approval to list our common stock on any exchange or market. If we are issued a symbol by the NASD and are approved for trading on the OTC Bulletin Board, we will seek the registration of 20,000,000 shares issued in the Merger upon the commencement of trading.

The Merger and its related transactions were approved by the holders of a requisite number of shares of (i) Nuance’s common stock by written consent in lieu of a meeting on December 29, 2006 and (ii) Farrier Acquisition Inc.’s common stock by written consent in lieu of a meeting on December 29, 2006. Under Nevada corporate law, Nuance’s stockholders who did not consent to the Merger may demand in writing, pursuant to the exercise of their appraisal rights, that Nuance pay them the fair value of their shares. Determination of fair value is based on all relevant factors, except for any appreciation or depreciation resulting from the anticipation or accomplishment of the Merger.

Changes to the Board of Directors. Immediately prior to the effective time of the Merger on December 29, 2006, Kent Kirby resigned as the sole director and officer of Farrier Resources Corp. and Acquisition Sub. Pursuant to the terms of the Merger Agreement, James D. Bunney was appointed as our sole director.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

Accounting Treatment; Change of Control. The Merger is being accounted for as a “reverse merger,” as the stockholders of Nuance own a majority of the outstanding shares of our common stock immediately following the Merger. Nuance is deemed to be the acquiror in the reverse merger. Consequently, the assets and liabilities and the historical operations of Nuance prior to the Merger will be reflected in the financial statements and will be recorded at the historical cost basis of Nuance. Our consolidated financial statements after completion of the Merger will include the assets and liabilities of both Farrier Resources Corp. and Nuance, historical operations of Nuance and our operations from the closing date of the Merger. As a result of the issuance of the shares of our common stock pursuant to the Merger, a change in control of the Company occurred on the date of the consummation of the Merger. Except as described herein, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a future change of control of the Company. We will continue to be a “small business issuer,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the Merger.

Description of Our Company

Farrier Resources Corp. was organized as a Nevada corporation on July 19, 2005 for the purpose of engaging in mineral exploration. Farrier Resources Corp. has been a development stage company from their inception and had minimal business operations prior to the time of the Merger.

Nuance was organized as a Nevada corporation on November 1, 2006 for the purpose of identifying, qualifying, investing in, and developing natural gas and oil wells. After the Merger, we succeeded to the business of Nuance as our sole line of business. We will attempt to raise funds which we will then use to identify, evaluate, and qualify potential project wells; invest in interests in those wells; and attempt to produce commercially viable quantities of oil and natural gas from those wells.

Description of Business

Overview

Through Nuance, our wholly-owned subsidiary, we are engaged in the business of identifying, qualifying, investing in, and developing natural gas and oil wells. We will attempt to raise funds which we will then use to identify, evaluate, and qualify potential project wells; invest in interests in those wells; and attempt to produce commercially marketable quantities of oil and natural gas from those wells.
The majority of our business will be derived from projects identified by our principals. These persons, specifically James D. Bunney and the other industry professionals Mr. Bunney is responsible to locate and hire, will be the individuals directly responsible for locating and qualifying potential projects, negotiating investments and drilling rights associated with those projects, and overseeing the work required to extract commercially viable quantities of natural gas and oil from those projects. As of the date of this filing, we have not invested in any oil or natural gas wells. However, we have entered into an agreement with County Line Energy Corp. (“CLE”), which grants us the right to participate in the potential identification, purchase, and development of 2,560 acres of land in Alberta, Canada.

On December 1, 2006, CLE entered into an agreement with BMW Energy Corp (“BMW”) to acquire certain reprocessed three-dimensional seismic data from BMW. The seismic data was originally shot in search of shallow Cretaceous Period gas. BMW plans to reprocess the data, analyzing deeper readings in their search for Devonian Period oil reserves deep beneath the surface. Per the agreement, CLE and BMW will purchase and develop the land together should the analysis of seismic data indicate that oil reserves exist beneath the surface.

We have entered into a Participation Agreement with CLE, whereby we have agreed pay CLE the costs associated with analyzing the seismic data and split with CLE the costs associated with purchasing and developing the land should the analysis so indicate. We will also be responsible to split equally the costs of any cash calls associated with the project. In return, we will own half of CLE’s participation in the project and be entitled to half of CLE’s profits associated with the project.

Strategy

Our strategy is to identify low to moderate risk oil and natural gas reserves by reviewing and reprocessing previously recorded seismic data with a view to a deeper target in our analysis than when the data was originally recorded. This approach allows us to evaluate potential oil and natural gas sites for development without the operational and financial commitment which would be required to record new seismic data on comparable sites. By entering into participation agreements with companies which have possession of such seismic data, our operational costs are limited to the cost of analysis until such time as we have identified reserves for development.

 Competition

We operate in a highly competitive environment. We compete with major and independent oil and gas companies for the acquisition of desirable oil and gas properties, as well as for the equipment and labor required to develop and operate such properties. Many of these competitors have financial and other resources substantially greater than ours.

Intellectual Property

We currently have no issued patents, copyrights, or trademarks.

Property and Equipment

Our principal executive offices are located at 601-8623 Granville St., Vancouver, BC, V6P 582, Canada.

As we are still a development stage company, we have no other property or equipment.

Employees

Other than our president, Mr. Bunney, we have no significant employees.

Legal Proceedings

We are not a party to any pending legal proceedings.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. To the extent that any statements made in this Report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties are outlined in “Risk Factors” and include, without limitation:

•	Our limited and unprofitable operating history;

•	the ability to raise additional capital to finance our activities;

•	our ability to attract or retain qualified senior management personnel;

•	legal and regulatory risks associated with the Merger;

•	the future trading of our common stock;

•	our ability to operate as a public company;

•	general economic and business conditions;

•	the volatility of our operating results and financial condition; and

•	our ability to attract or retain qualified senior management personnel.

The foregoing factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K.

Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis or Plan of Operation

THE FOLLOWING DISCUSSION SHOULD BE READ TOGETHER WITH THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN THIS CURRENT REPORT ON FORM 8-K.

The following discussion reflects our plan of operation. This discussion should be read in conjunction with the audited financial statements of Nuance Resources Corp. for the period from inception (November 1, 2006) through November 30, 2006. This discussion contains forward-looking statements, within the meaning of Section 27A of Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including statements regarding our expected financial position, business and financing plans. These statements involve risks and uncertainties. Our actual results could differ materially from the results described in or implied by these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this Current Report on Form 8-K, particularly under the headings “Forward Looking Statements” and “Risk Factors.”

Overview

Through Nuance, our wholly-owned subsidiary, we are engaged in the business of identifying, qualifying, investing in, and developing natural gas and oil wells. We will attempt to raise funds which we will then use to identify, evaluate, and qualify potential project wells; invest in interests in those wells; and attempt to produce commercially marketable quantities of oil and natural gas from those wells.

The majority of our business will be derived from projects identified by our principals. These persons, specifically James D. Bunney and the other industry professionals Mr. Bunney is responsible to locate and hire, will be the individuals directly responsible for locating and qualifying potential projects, negotiating investments and drilling rights associated with those projects, and overseeing the work required to extract commercially viable quantities of natural gas and oil from those projects. As of the date of this filing, we have not identified any oil or natural gas wells into which we intend to invest. However, we have entered into an agreement with County Line Energy Corp. (“CLE”), which grants us the right to participate in the potential identification, purchase, and development of 2,560 acres of land in Alberta, Canada, known as the Highway 21 Prospect.

Highway 21 Prospect

On December 1, 2006, CLE entered into an agreement with BMW Energy Corp (“BMW”) to acquire certain reprocessed three-dimensional (“3D”) seismic data from BMW. The seismic data was originally shot in search of shallow Cretaceous Period gas. BMW plans to reprocess the data, analyzing deeper readings in their search for Devonian Period oil reserves deep beneath the surface.

The target of this new exploration program is referred to as the Nisku formation, which is noted for having large oil producing pinnacle reef formations. Historically these Nisku pinnacle reefs have been capable of producing 400-500 barrels of oil per day with reserves of 2-3 million barrels of oil in place.
The area under review consists of 2,560 acres. Two wells have been drilled previously on the property, one in 1951 and the other in 1984. These wells produced an aggregate of approximately 60,000 barrels of light crude oil. BMW’s seismic analysis will determine whether these wells were both located on the fringe of a larger reef complex. There can be no assurance that these wells will contain commercial marketable quantities of oil and natural gas.

Per CLE’s agreement with BMW, CLE paid $82,650 to BMW for the reprocessed 3D seismic data, accompanied by a complete geophysical and geological report over the 2,560 acre prospect. If the seismic interpretation indicates further development of the property, CLE will post the primary section of land for an Alberta Land Sale. The purchased land will be held 70% by CLE and 30% by BMW.

CLE will be responsible for 100% of the costs associated with drilling a Nisku Test Well, subject to a gross overriding royalty payable to BMW of 1/50th on oil and 7.5% on natural gas. BMW’s gross overriding royalty will be convertible to a 30% working interest after CLE has recovered its costs from the 3D seismic analysis, the land sale, and the test well.

It is anticipated that two wells may be required to adequately develop this oil pool with an additional possibility of re-entering the previously drilled wells.

We have entered into a Participation Agreement with CLE, whereby we have agreed to reimburse CLE all of the costs associated with analyzing the seismic data and to split equally with CLE all of the costs associated with purchasing and developing the land should the analysis so indicate. In accordance with this agreement, we made a payment of $82,650 to CLE on December 21, 2006.

We will also be responsible to split equally the costs of any cash calls associated with the project. In return, we will own half of CLE’s participation in the project and be entitled to half of CLE’s profits associated with the project. As CLE will hold 70% of the land and a 70% working interest in the project (equal to 70% of the net revenues) after we and CLE have been reimbursed for all development costs, including analysis costs, we will in effect hold 35% of the land and a 35% working interest in the project.

We expect that BMW will have completed their analysis of the 3D seismic data by the end of January 2007. If their analysis of the seismic data is favorable, the group comprised of us, BMW, and CLE will call for a Province of Alberta mineral rights Land Sale to occur before the end of April 2007.

Prior to the Land Sale, we intend to apply for a symbol to be quoted for trading on the NASD Over The Counter Bulletin Board. If we are not quoted for trading prior to the Land Sale, we may be unable to raise sufficient funds through the sale of our securities to the public to purchase the property and continue operations. In the event that we are not approved for trading on the OTCBB, the amount of our participation in the Land Sale will be diminished proportionately by that amount, if any, which we were unable to advance as one half of the Land Sale costs. In the event that our participation is reduced to 5% or less, County Line will have the right to purchase our interest for approximately $8,500 ($10,000 Canadian) and we will have no further interest in the Prospect. The same dilution of interest rules apply to our participation in a Test Well. These dilution rules apply equally to both County Line and our company.

Once the mineral rights to the land are acquired, the total capital outlay for the development of the prospect will be approximately $2,000,000 over a period of approximately 15 months. We will pay one-half of those development costs, unless our participation has been reduced as described above.

In the event that the interpreted seismic data does not indicate a high probability of oil reserves, the data will be of little value, the costs associated with obtaining the data will be written off as a loss, we will not participate in the land sale, and we will seek other opportunities.

Critical Accounting Policies

Our significant accounting policies are described in Note 2 of the Financial Statements.

Operations

Farrier Resources Corp. generated no revenue for the six months ended September 30, 2006. During the same period, they incurred expenses in the amount of $49,890. These expenses included Accounting and Audit Fees in the amount of $13,553, Legal Fees in the amount of $14,339, Management Fees in the amount of $7,150, Mineral Exploration Expenses in the amount of $10,138. These expenses and lack of revenue led to a loss, after a $55 Adjustment for Foreign Currency Translation, of $49,890 for the six month period ended September 30, 2006.

Nuance generated no revenue for the period from inception, November 1, 2006, to November 30, 2006. During the same period, they incurred expenses in the amount of $8,944. These expenses included Accounting and Audit Fees in the amount of $10,000, Legal Fees in the amount of $3,650, Bank Charges and Interest in the amount of $19, and a Foreign Exchange gain of $4,725.

Both Farrier Resources Corp. and Nuance are development stage companies. Their losses are attributable to the fact that they generated no revenue while incurring legal, accounting, management, and mineral property fees during the reporting periods.

Liquidity and Capital Resources

As of November 30, 2006, Farrier Resources Corp. had Current Assets in the amount of $52,970, consisting of $50,979 in Cash and Cash Equivalents, and $1,991 in an Advance on Exploration Costs. As of November 30, 2006, Farrier Resources Corp. had Current Liabilities in the amount of $4,985, all of which was Accounts Payable and Accrued Liabilities, resulting in working capital in the amount of $47,985.

As of November 30, 2006, Nuance had Current Assets in the amount of $122,224, consisting of $116,724 in Cash and Cash Equivalents, and $5,500 in Prepaid Expenses. As of November 30, 2006, Nuance had Current Liabilities in the amount of $24,168, consisting of $19,150 in Accounts Payable and Accrued Liabilities, and $5,018 Due to Related Parties. This combination of assets and liabilities results in working capital in the amount of $98,056.

As of November 30th, 2006 our merged Pro Forma Financial Statements indicate that we had $146,041 in working capital available. Since our investment in the Highway 21 Prospect, that amount is now reduced to approximately $63,300.

It is our intention to attempt to raise at least $2,000,000 through the sale of our securities over the next twelve months in order to grow our company.

Recent Events

On December 29, 2006, we issued 23,000,000 shares of common stock to the shareholders of Nuance in connection with the Merger. In return, we received 23,000,000 shares of common stock of Nuance, which represents 100% of the issued and outstanding common stock of Nuance.

RISK FACTORS

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing, our business will fail

As of November 30, we had working capital in the amount of $146,041. Our working capital will allow us to fund the analysis of seismic data and possibly purchase the land represented by the data should the analysis so indicate, but we may not have funds sufficient to purchase and develop the land. In order to successfully implement our plan of operation, we will need to obtain additional financing. We currently do not have any operations and we have no income. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. If our analysis programs are successful in discovering reserves of commercially viable oil and natural gas reserves, we will require additional funds in order to place the Highway 21 Prospect into commercial production. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for oil and natural gas and the costs of exploring for or commercial production of these materials. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

Because we have only recently commenced business operations, we face a high risk of business failure.

We have just begun the initial stages of exploration for oil and natural gas reserves. As a result, we have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on July 19, 2005, and to date have been involved primarily in organizational activities and the acquisition of a participation agreement. We have not earned any revenues as of the date of this report, and thus face a high risk of business failure.

Because our sole executive officer does not have any training specific to the technicalities of mineral exploration, there is a higher risk our business will fail

Mr. James D. Bunney, our sole executive officer and director, does not have any training as a geologist or an engineer. Mr. Bunney does not have significant management experience in the oil exploration industry, so our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing an exploration company. In addition, Mr. Bunney’s decisions and choices may not take into account standard engineering or managerial approaches oil exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in geology and engineering.

Because of the unique difficulties and uncertainties inherent in the oil exploration and production business, we face a high risk of business failure.

Many difficulties are normally encountered by new oil exploration and production companies, which have a high rate of failure. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the analysis of data and development of the properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to analysis and development, and additional costs and expenses that may exceed current estimates. The extraction of oil and natural gas also involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, environmental accidents, and other hazards against which we cannot insure or against which we may elect not to insure. At the present time, we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position. In addition, there is no assurance that the expenditures to be made by us in the analysis of seismic data will result in the discovery of oil or natural gas reserves or that development of such reserves will result in profitable operations.

  Because our underlying investments are highly illiquid, we may not be able to generate cash by selling investments should we need to do so.

Our investments will be highly illiquid because oil and gas investments sometimes require a substantial amount of time to sell or liquidate. We may be unable to dispose of our investments in oil and gas reserves when we need to do so in order to generate cash or to liquidate our assets. Furthermore, some of our investments may be difficult to value because we will invest in illiquid investments for which it is highly unlikely there will ever be a public market.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability

We anticipate that we will incur increased operating expenses prior to realizing any revenues. We expect to incur continuing and significant losses into the foreseeable future. As a result of continuing losses, we may exhaust all of our resources and be unable to complete the development of the Highway 21 Prospect. Our accumulated deficit will continue to increase as we continue to incur losses. We may not be able to earn profits or continue operations if we are unable to generate significant revenues. There is no history upon which to base any assumption as to the likelihood that we will be successful, and we may not be able to generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail

Mr. Bunney, our president and chief executive officer, devotes 5 to 10 hours per week to our business affairs. We do not have an employment agreement with Mr. Bunney nor do we maintain a key man life insurance policy for him. Currently, we do not have any full or part-time employees. If the demands of our business require the full business time of Mr. Bunney, it is possible that Mr. Bunney may not be able to devote sufficient time to the management of our business, as and when needed. If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

If we are unable to successfully compete within the oil exploration business, we will not be able to achieve profitable operations.

The oil exploration business is highly competitive. This industry has a multitude of competitors and no small number of competitors dominates this industry. Our exploration activities will be focused on finding oil and natural gas reserves through seismic analysis. Many of our competitors have greater financial resources than us. As a result, we may experience difficulty competing with other businesses when attempting to purchase and develop land for oil and natural gas extraction. If we are unable to retain qualified personnel to assist us in conducting oil production activities on the Highway 21 Prospect if a commercially viable reservoir is found to exist, we may be unable to enter into production and achieve profitable operations.

  If we are unable to find new oil and gas reserves on a regular basis, we will be unable to maintain operations and our business will fail.

As is customary in the oil and gas exploration and production industry, our future success depends upon its ability to find, develop or acquire oil and gas reserves that are economically recoverable. Even if reserves are acquired and successfully developed by us, unless we successfully replace the reserves that we produce through successful development, exploration or acquisition, our proved reserves will decline. Recovery of such reserves will require significant capital expenditures and successful drilling operations. There can be no assurance that we will continue to be successful in our effort to develop or replace our proved reserves.

Because of factors beyond our control which could affect the marketability of any substances found, we may have difficulty selling any substances we discover.

Our revenue, profitability and future rate of growth are substantially dependent upon prevailing prices for oil, gas and natural gas liquids, which are dependent upon numerous factors such as weather, economic, political, and regulatory developments and competition from other sources of energy. The volatile nature of the energy markets makes it particularly difficult to estimate future prices of oil, gas and natural gas liquids. Prices of oil, gas and natural gas liquids are subject to wide fluctuations in response to relatively minor changes in circumstances, and there can be no assurance that future prolonged decreases in such prices will not occur. All of these factors are beyond our control. Any significant decline in oil and gas prices could have a material adverse effect on our operations, financial condition, and level of expenditures for the development of its oil and gas reserves, and may result in violations of certain covenants contained in our credit agreements.

In addition to market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of oil and natural gas and environmental protection are all factors that could inhibit our ability to sell oil and natural gas in the event that commercial amounts of either are found.

Because of the uncertainty of estimates of oil and gas reserves, our projects may not be profitable and our business may fail.

Oil and gas deposits are not present in all areas, but reside in accumulations commonly referred to as reservoirs. Identifying and quantifying the location and volume of these reservoirs is a major risk associated with oil and gas operations. In qualifying projects for investment and development, we will create detailed estimates of potential returns for projects. These estimates rely upon various assumptions, including assumptions regarding oil and gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. The process of estimating oil and gas reserves is complex, requiring significant decisions and assumptions in the evaluation of available geological, geophysical, production, test, engineering and economic data for each reservoir. As a result such estimates are subject to great uncertainty. Actual future production, revenue, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves may vary substantially from those estimated by us. Any significant variance in these assumptions could materially affect the estimated quantity and value of reserves. In addition, our reserves may be subject to downward or upward revision, based upon production history, results of future exploration and development, prevailing oil and gas prices and other factors, many of which are beyond our control.

Uninsured losses, natural disasters and terrorism are beyond our control and may occur, resulting in significant loss for us.

We may suffer casualty or loss that is uninsured. Oil and natural gas exploration projects are subject to natural disasters, such as floods and earthquakes, which may not be covered by the insurance. A terrorist attack would likely have an adverse impact on the regional economy. Terrorism may also not be covered by the insurance.

As a Canadian oil and gas company, we may be adversely affected by changes in the exchange rate between U.S. and Canadian dollars.

The price we receive for oil and gas production is expressed in U.S. dollars, which is the standard for the oil and gas industry worldwide. However, we pay operating expenses, drilling expenses and general overhead expenses in Canadian dollars. Changes to the exchange rate between U.S. and Canadian dollars can adversely affect us. When the value of the U.S. dollar increases, we receive higher revenue and when the value of the U.S. dollar declines, we receive lower revenue on the same amount of production sold at the same prices.

Risks Related To Legal Uncertainty

Because we will be subject to compliance with government regulation which may change, the anticipated costs of our exploration program may increase

There are several governmental regulations that materially restrict oil and natural gas exploration or exploitation. We will be subject to these should we decide to purchase and develop land. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. Currently, we have not experienced any difficulty with compliance of any laws or regulations which affect our business. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business, prevent us from carrying out our extraction program, and make compliance with new regulations unduly burdensome.

We may be subject to environmental liability claims that could result in significant costs to us.

We may be subject to claims for damages related to any impact that our operations have on the environment. An environmental claim could materially adversely affect our business because of the costs of defending against these types of lawsuits, the impact on senior management's time and the potential damage to our reputation. Our oil and gas operations are subject to government regulations and control. Failure to comply with applicable government rules could restrict our ability to engage in further oil and gas exploration and development opportunities.

If Native land claims affect the title to our land, our ability to develop the reservoirs may be lost.

We are unaware of any outstanding native land claims on the Highway 21 Prospect land. Notwithstanding, it is possible that a native land claim could be made in the future. The federal and provincial government policy is at this time is to consult with all potentially affected native bands and other stakeholders in the area of any potential commercial production. In the event that we encounter a situation where a native person or group claims an interest in the Highway 21 Prospect land or the land of any other project we pursue, we may be unable to provide compensation to the affected party in order to continue with our extraction work, or if such an option is not available, we may have to relinquish any interest that we may have in these claims. The Supreme Court of Canada recently ruled that both the federal and provincial governments in Canada are now obliged to negotiate these matters in good faith with native groups and at no cost to us. Notwithstanding, the costs and/or losses could be greater than our financial capacity and our business would fail.

Risks Relating to Our Common Stock

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

A market for our common stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board prior to the Land Sale. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, shareholders may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

We have never paid dividends and do not expect to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as our board of directors may consider relevant. If we do not pay dividends, a return on an investment in our common stock will only occur if our stock price appreciates.

As we have become public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with Nuance’s becoming public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us. No assurance can be given that brokerage firms will, in the future, assign analysts to cover us or want to conduct any secondary offerings on our behalf.

Our Common Stock may be deemed a “penny stock”, which would make it more difficult for our investors to sell their shares.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Securities Exchange Act of 1934. The penny stock rules apply to non-Nasdaq companies whose common stock trades at less than $5.00 per share or that have tangible net worth of less than $5.0 million ($2.0 million if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. Remaining subject to the penny stock rules for any significant period could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Furthermore, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult to obtain accurate quotations, obtain coverage for significant news events because major wire services generally do not publish press releases about such companies and obtain needed capital.

Sales of a substantial number of shares of our common stock may cause the price of our common stock to decline.

Our common stock is presently not traded on any market or securities exchange, but should a market develop and our stockholders sell substantial amounts of our common stock in the public market, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Additional stock offerings may dilute current stockholders.

Given our plans and our expectation that we may need additional capital and personnel, we may need to issue additional shares of capital stock or securities convertible or exercisable for shares of capital stock, including preferred stock, options or warrants. The issuance of additional capital stock may dilute the ownership of our current stockholders.

Directors and Executive Officers

The following table sets forth information regarding the members of our board of directors and our executive officers and other significant employees. All of our officers and directors were appointed on December 29, 2006, the closing date of the Merger. All of our directors hold office until the next annual meeting of stockholders and their successors are duly elected and qualify. Executive officers serve at the request of the board of directors.

Name	Age	Position
James D. Bunney	71	President, Chief Executive Officer, Director

James D. Bunney is our chief executive officer, president and director as of December 29, 2006. He has acted as a Corporate Finance and Investor Relations consultant since 2000. Prior to that, he was the Vice President, Director and CFO of Pemberton Energy Ltd. Mr. Bunney has also previously served in senior management positions with both Texas T Resources Ltd. and Priority Ventures Ltd.

There are no family relationships among our directors and executive officers.

Meetings of Our Board of Directors

Our board of directors did not hold any meetings during the most recently completed fiscal year end. Various matters were approved by consent resolution, which in each case was signed by each of the members of the Board then serving.

Committees of the Board

We do not currently have a compensation committee, executive committee, or stock plan committee.

Audit Committee

We do not have a separately-designated standing audit committee. The entire Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board when performing the functions of what would generally be performed by an audit committee. The Board approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

Nomination Committee

Our Board of Directors does not maintain a nominating committee. As a result, no written charter governs the director nomination process. Our size and the size of our Board, at this time, do not require a separate nominating committee.

When evaluating director nominees, our directors consider the following factors:

•	The appropriate size of our Board of Directors;

•	Our needs with respect to the particular talents and experience of our directors;

•
The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	Experience in political affairs;

•	Experience with accounting rules and practices; and

•	The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

Our goal is to assemble a Board that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board may also consider such other factors as it may deem are in our best interests as well as our stockholders. In addition, the Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary. The Board does not typically consider shareholder nominees because it believes that its current nomination process is sufficient to identify directors who serve our best interests.

Director Compensation

Our sole director, James D. Bunney, receives no salary, bonuses, or other compensation for his services.

Executive Compensation

Our sole officer, James D. Bunney, receives no salary, bonuses, or other compensation for his services.

Summary Compensation Table

The following summary compensation table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by our chief executive officer and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods.

Name and Principal Position		Annual Compensation			Long-term Compensation
Awards
	Fiscal Year Ended	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options/ SARs (#)
Kent A. Kirby, Former President, CEO, Director	2005 2004 2003	$ 0	--	--	$ 0

Option Grants in Last Fiscal Year

We did not grant any stock options to the executive officers since our inception.

Employment Agreements

Neither we, nor our wholly-owned subsidiary, Nuance, have entered into an employment agreements

Stock Option Plans

Neither we, nor our wholly-owned subsidiary, Nuance, have any stock option plans in place.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to us with respect to the beneficial ownership of our Common Stock as of December 29, 2006, by (1) all persons who are beneficial owners of 5% or more of its voting securities stock, (2) each director, (3) each executive officer, and (4) all directors and executive officers as a group. The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

	Common Stock Beneficially Owned
Name	Shares	Percentage
5% Stockholders
None

Executive Officers and Directors (1)
James D. Bunney	14,000,000	31.56%
All directors and officers as a group	14,000,000	31.56%

(1)	Unless otherwise indicated, the address of each stockholder, director, and executive officer listed above is Farrier Resources Corp., 601-8623 Granville St., Vancouver, BC, V6P 582, Canada.

Certain Relationships and Related Transactions

None of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction over the last two years or in any presently proposed transaction which, in either case, has or will materially affect us.

Item 3.02.  Unregistered Sales of Equity Securities

In connection with the Merger, each share of Nuance’s issued and outstanding common stock immediately prior to the closing of the Merger was converted into the right to receive one share of our common stock. 23,000,000 shares of our common stock were issued to the former holders of common stock of Nuance on December 29, 2006 in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act.

Description of Securities

Our authorized capital stock consists of 270,000,000 shares of common stock, $0.001 par value per share. Immediately following the Merger, there were 44,354,000 shares of common stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. However, the current policy of the board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of common stock have no preemptive, subscription, redemption or conversion rights.

Registration Rights

We have agreed to file a registration statement with the SEC registering the resale of 20,000,000 shares of common stock issued in connection with the Merger Agreement. We will use our best efforts to maintain the effectiveness of the resale registration statement from the effective date through and until all securities registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144(k), at which time exempt sales by the purchasers of the shares of common stock sold in the Private Placement may be permitted. We have also agreed to use our best efforts to have this resale registration statement declared effective by the SEC as soon as possible and, in any event, within 120 days after the initial filing date. We also intend to register the resale of the shares of common stock issued to the former stockholders of Nuance in the Merger.

Market Price and Dividends

Nuance is, and has always been, a privately-held company and is now our wholly-owned subsidiary. There is not, and never has been, a public market for the securities of Nuance. Nuance has never declared or paid any cash dividends on its capital stock. In addition, there has never been a trading market for Nuance’s common stock.

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as  a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Trading Information

Our common stock is not currently approved for quotation on the Over The Counter Bulletin Board (“OTCBB”) maintained by the National Association of Securities Dealers, Inc (“NASD”). We intend to apply for a symbol for trading on the OTCBB as soon as practicable, although we cannot be certain that our application will be approved. If we are issued a symbol by the NASD and are approved for trading on the OTCBB, we will seek the registration of 20,000,000 shares issued in the Merger upon the commencement of trading.

Transfer Agent

The transfer agent for our common stock is Pacific Stock Transfer Corp, 500 E. Warm Springs Rd., Suite 240, Las Vegas, Nevada 89119.

Item 3.03.  Material Modification to Rights of Security Holders.

Our Board of Directors approved an amendment to our Articles of Incorporation increasing the number of authorized shares of Common Stock from 90,000,000 to 270,000,000 and effecting a three-for-one forward split of our outstanding shares of common stock. Approval of our stockholders was not required to be obtained, as authorized by NRS Section 78.207, et seq. The forward split was effective as of the close of business on December 28, 2006. As a result of the forward stock split, each share of our common stock outstanding on such date will be split into three shares of our common stock.

A copy of the Certificate of Amendment to our Articles of Incorporation is filed herewith as Exhibit 3.3.

Item 5.01.  Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Kent A. Kirby resigned as our sole officer and director as of December 29, 2006, immediately prior to the closing of the Merger. There was no known disagreement with Mr. Kirby on any matter relating to our operations, policies, or practices. Pursuant to the terms of the Merger Agreement, our new directors and officers are as set forth therein. Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective December 28, 2006, the Registrant filed a Certificate of Amendment to its Articles of Incorporation to increase the number of authorized shares of Common Stock from 90,000,000 to 270,000,000 and provide for a three for one forward split of the Registrant’s shares of common stock outstanding on such date. A description of the forward split is contained in Item 3.03 of this Current Report on Form 8-K which description is incorporated herein by this reference.

On December 29, 2006, following the merger between Farrier Acquisition Inc. and Nuance, we changed our fiscal year from a fiscal year ending March 31 to a fiscal year ending November 30.

Item 9.01.  Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), the unaudited financial statements of our predecessor and wholly-owned subsidiary, Nuance, for the period from inception, November 1, 2006 to November 30, 2006 are filed in this Current Report on Form 8-K as Exhibit 99.1.

(b)  Pro Forma Financial Information. In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2.

(c) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Agreement of Merger and Plan of Reorganization, dated as of December 29, 2006, by and among Farrier Resources Corp., Farrier Acquisition, Inc. and Nuance Resources Corp.
3.1	Certificate of Amendment to Articles of Incorporation

10.1	Participation Agreement between County Line Energy Corp. and Nuance Exploration Ltd.
10.2	Dilution Agreement between Nuance Exploration Ltd. and County Line Energy Corp.
99.1	Unaudited financial statements of our predecessor and wholly-owned subsidiary, Nuance, for the period from inception, November 1, 2006 to November 30, 2006
99.2
Unaudited pro forma consolidated balance sheet as of November 30, 2006 and unaudited pro forma consolidated statement of operations and unaudited pro forma consolidated statement of stockholders’ equity for the period from inception, November 1, 2006 to November 30, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 29, 2006	FARRIER RESOURCES CORP.

By: /s/ James D. Bunney
James D. Bunney
President